UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2010

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sale of Equity Securities.

On December 14, 2010, DecisionPoint Systems, Inc. (the “Company”) issued and sold 380 shares of its newly-designated Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) to two investors for a cash purchase price of $380,000, which is equal to the stated value of $1,000 per share (“Stated Value”).  No underwriting discounts or commissions were given or paid in connection with the sale.  The Company expects to use the net proceeds of this issuance for general working capital.

The issuance of the Series B Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.  The Series B Preferred Stock was issued to accredited investors.  Each certificate representing the shares of Series B Preferred Stock bears a legend indicating that such securities have not been registered under the Securities Act and that they are subject to specified restrictions on transferability.  The Series B Preferred Stock was sold by the Company without any general solicitation or advertising.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2010, the Company filed with the Secretary of State of Delaware a Certificate of Designation, Preferences, Rights and Limitations Series B Cumulative Convertible Preferred Stock (the “Certificate of Designation”) as an amendment to its Certificate of Incorporation.

The Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Company’s Board of Directors, out of any funds and assets of the Corporation legally available, dividends at an annual rate of 8% of the Stated Value. Dividends shall be cumulative.

Upon liquidation of the Company, holders of Series B Preferred Stock are entitled to be paid, prior to any distribution to any holders of common stock, or any other class or series of stock issued hereafter or junior to the Series B Preferred Stock, an amount equal to Stated Value plus the amount of unpaid dividends.

Each share of Series B Preferred Stock may be convertible, at the option of the holder, into 2,500 shares of common stock, equal to a conversion rate of $0.40, subject to adjustment, as set forth in the Certificate of Designations of Series B Preferred Stock. Until conversion, the Preferred Stock shall have no voting rights other than with respect to matters that may adversely affect the rights of the holders of the Series B Preferred Stock.

The description of the Series B Preferred Stock above is qualified in its entirety by reference to a copy of the Certificate of Designation attached to this Current Report on Form 8-K as Exhibit 3.1.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations Series B Cumulative Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 14, 2010	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation, Preferences, Rights and Limitations Series B Cumulative Convertible Preferred Stock